WidePoint Reports Second Quarter 2023 Financial Results

Fairfax, VA – August 15, 2023 – WidePoint Corporation (NYSE American: WYY), the innovative technology Managed Solution Provider (MSP) specializing in Identity & Access Management (IAM), Telecommunications and Managed Mobility Services (MMS), Analytics & Billing as a Service (ABaaS), and IT as a Service (ITaaS), reported results for the second quarter ended June 30, 2023.

Second Quarter 2023 and Recent Operational Highlights:

- Awarded a new three-year IT managed services contract worth $2.7 million by a national Sports Marketing, Media & Technology company, which is an expansion from a successful pilot program.
- Awarded a $3.2 million contract for wireless mobility services by the Federal Communications Commission (FCC).
- Earned approximately $46.0 million in IT and security contracts during the second quarter of 2023. Commercial contracts were $3.0 million and government contracts were $43.0 million.
- Awarded a 2-year digital billing and analytics contract by BT Group PLC valued at approximately $1.6 million.
- Awarded a managed mobility services contract by the County of Marin, California.
- Opened two new locations issuing Identity & Access Management credentials, namely Columbus, Ohio and Hampton, Virginia, as well as expanding the credentialing team in Fairfax, Virginia.

Second Quarter 2023 Financial Highlights:

- Revenues were $26.8 million, a 16% increase from the same period last year
- Gross margin was 15%, and gross margin excluding carrier services revenue was 31%
- Net loss totaled $842,000, or a loss of $(0.10) per diluted share
- Adjusted EBITDA, a non-GAAP financial measure, was $140,000
- As of June 30, 2023, cash and cash equivalents equaled $7.8 million

Six Month 2023 Financial Highlights:

- Revenues were $52.1 million, a 14% increase from the same quarter last year
- Gross margin was 15%, and gross margin excluding carrier services revenue was 32%
- Net loss totaled $1.8 million, or a loss of $(0.20) per diluted share
- Adjusted EBITDA, a non-GAAP financial measure, was $160,000

Management Commentary

"We've experienced a period of financial growth in our businesses thanks to the execution of our strategic plan and the investments we have made back into the business beginning to bear fruit," said WidePoint CEO, Jin Kang. "Not only have we achieved our 24th consecutive quarter of positive Adjusted EBITDA, but we're continuing to exceed customer service level agreements and are renewing materially all of our customers that are up for contract renewals, and in some cases, even expanding the scope of services we provide. We're moving full steam ahead on the sales and marketing front, especially within

the healthcare and education sectors. We believe that we are approaching an inflection point here at WidePoint and look forward to this next chapter in our corporate history of growth."

Second Quarter 2023 Financial Summary

(In millions except per share amounts)	June 30, 2023	June 30, 2022
	(Unaudited)	
Revenue	$ 26.8	$ 23.1
Gross Margin	3.9	3.3
Gross Profit Margin	15%	14%
Operating Expenses	4.6	20.9
Loss from Operations	(0.7)	(17.6)
Basic and Diluted Loss per share	$ (0.1)	$ (1.6)
EBITDA	0.03	(16.36)
Adjusted EBITDA	0.014	0.006

Six-Month 2023 Financial Summary

(In millions except per share amounts)	June 30, 2023	June 30, 2022
	(Unaudited)	
Revenue	$ 52.0	$ 45.5
Gross Margin	7.7	7.2
Gross Profit Margin	15%	16%
Operating Expenses	9.3	25.5
Loss from Operations	(1.6)	(18.3)
Basic and Diluted Loss per share	$ (0.20)	$ (1.62)
EBITDA	(0.1)	(16.2)
Adjusted EBITDA	0.160	0.350

Conference Call

WidePoint's management will host the conference call today (August 15, 2023) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

U.S. dial-in number: 888-506-0062
International number: 973-528-0011
Access Code: 586441

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company's website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through Tuesday, August 29, 2023.

Toll-free replay number: 877-481-4010
International replay number: 919-882-2331
Replay ID: 48895

About WidePoint
WidePoint Corporation (NYSE American: WYY) is a leading technology Managed Solution Provider (MSP) dedicated to securing and protecting the mobile workforce and enterprise landscape. WidePoint is recognized for pioneering technology solutions that include Identity and Access Management (IAM), Mobility Managed Services (MMS), Telecom Management, Information Technology as a Service (ITaaS), Cloud Security, and Analytics & Billing as a Service (ABaaS). For more information, visit widepoint.com.

Non-GAAP Financial Measures
WidePoint uses a variety of operational and financial metrics, including non-GAAP financial measures such as EBITDA and Adjusted EBITDA, to enable it to analyze its performance and financial condition. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. A reconciliation of GAAP Net income to EBITDA and Adjusted EBITDA is provided below:

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,	
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)	
NET LOSS	$ (842,100)	$ (13,759,200)	$ (1,793,600)	$ (14,152,100)
Adjustments to reconcile net income to EBITDA:				
Depreciation and amortization	771,700	581,100	1,540,100	1,132,900
Income tax provision (benefit)	48,800	(3,240,800)	55,100	(3,291,900)
Interest income	(9,200)	(4,100)	(11,400)	(10,700)
Interest expense	56,900	62,800	115,700	126,300
EBITDA	$ 26,100	$ (16,360,200)	$ (94,100)	$ (16,195,500)
Other adjustments to reconcile net (loss) income to Adjusted EBITDA:				
(Recovery) Provision for doubtful accounts	-	(300)	-	(300)
Loss on factoring of receivables	18,858	-	18,858	-
Impairment charge	-	16,277,000	-	16,277,000
Stock-based compensation expense	95,500	89,400	235,600	269,100
Adjusted EBITDA	$ 140,458	$ 5,900	$ 160,358	$ 350,300

WidePoint uses Adjusted EBITDA as supplemental non-GAAP measure of performance. WidePoint defines EBITDA as net income excluding (i) interest expense, (ii) provision for or benefit from income taxes, (iii) depreciation and amortization, and (iv) Impairment charges. Adjusted EBITDA excludes certain amounts included in EBITDA. WidePoint is not providing a quantitative reconciliation of adjusted EBITDA in reliance on the "unreasonable efforts" exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense. In this regard, WidePoint does not provide a reconciliation of forward-looking adjusted EBITDA (non-GAAP) to GAAP net income, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because certain deductions for non-GAAP exclusions used to calculate projected net income may vary significantly based on actual events, WidePoint is not able to forecast on a GAAP

basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income at this time. The amounts of these deductions may be material and, therefore, could result in projected GAAP net income being materially less than is indicated by estimated adjusted EBITDA (non-GAAP).

Safe Harbor Statement

This press release contains forward-looking statements concerning our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition that are subject to risks and uncertainties. All statements other than statements of historical fact included herein are forward-looking statements. You can identify these statements by words such as "aim," "anticipate," "assume," "believe," "could," "due," "estimate," "expect," "goal," "intend," "may," "objective," "plan," "potential," "positioned," "predict," "should," "target," "will," "would" and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management's beliefs and assumptions. These statements are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, the impact of supply chain issues; our ability to successfully execute our strategy; our ability to sustain profitability and positive cash flows; our ability to access sufficient financing on acceptable terms given the tightening credit markets due to the current banking environment; our ability to gain market acceptance for our products; our ability to win new contracts, execute contract extensions and expand scope of services on existing contracts; our ability to compete with companies that have greater resources than us; our ability to penetrate the commercial sector to expand our business; our ability to identify potential acquisition targets and close such acquisitions; our ability to successfully integrate acquired businesses with our existing operations; our ability to maintain a sufficient level of inventory necessary to meet our customers demand due to supply shortage and pricing; our ability to retain key personnel; our ability to mitigate the impact of increases in interest rates; the impact of increasingly volatile public equity markets on our market capitalization; the impact and outcome of negotiations around the Federal debt ceiling; our ability to mitigate the impact of inflation; and The risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 31, 2023.

The forward-looking statements included herein are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

WidePoint Investor Relations:

Gateway Group, Inc.
Matt Glover or John Yi
949-574-3860
WYY@gateway-grp.com

WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	JUNE 30, 2023	December 31, 2022
	(Unaudited)	
ASSETS		
CURRENT ASSETS		
Cash	$ 7,775,113	$ 7,530,864
Accounts receivable, net of allowance for credit losses of $68,549 and $51,666, respectively	8,950,712	9,277,109
Unbilled accounts receivable	13,603,405	10,244,101
Other current assets	1,104,513	935,978
Total current assets	31,433,743	27,988,052
NONCURRENT ASSETS		
Property and equipment, net	888,875	978,218
Lease right of use asset, net	4,386,323	4,723,899
Intangible assets, net	6,672,593	7,398,160
Goodwill	5,811,578	5,811,578
Deferred tax assets, net	88,420	86,909
Other long-term assets	2,424,524	2,025,845
Total assets	$ 51,706,056	$ 49,012,661
LIABILITIES AND STOCKHOLDERS' EQUITY		
CURRENT LIABILITIES		
Accounts payable	$ 13,375,808	$ 12,515,081
Accrued expenses	13,845,293	11,327,269
Current portion of deferred revenue	2,725,898	1,704,933
Current portion of lease liabilities	615,783	596,529
Total current liabilities	30,562,782	26,143,812
NONCURRENT LIABILITIES		
Lease liabilities, net of current portion	4,476,849	4,745,909
Contingent consideration	6,900	6,900
Deferred revenue, net of current portion	400,280	364,837
Total liabilities	35,446,811	31,261,458
Commitments and contingencies (Note 16)	-	-
STOCKHOLDERS' EQUITY		
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 2,045,714 shares issued and none outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 8,893,220 and 8,725,476 shares issued and outstanding, respectively	8,894	8,726
Additional paid-in capital	101,425,959	101,194,185
Accumulated other comprehensive loss	(280,582)	(350,234)
Accumulated deficit	(84,895,026)	(83,101,474)
Total stockholders' equity	16,259,245	17,751,203
Total liabilities and stockholders' equity	$ 51,706,056	$ 49,012,661

WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,	
	2023	2022	**2023**	2022
	(Unaudited)			
REVENUES	**$ 26,762,857**	$ 23,057,354	**$ 52,036,538**	$ 45,493,781
COST OF REVENUES (including amortization and depreciation of $508,025, $306,938, $1,010,585, and $594,456, respectively)	**22,853,220**	19,737,710	**44,316,961**	38,277,412
GROSS PROFIT	**3,909,637**	3,319,644	**7,719,577**	7,216,369
OPERATING EXPENSES				
Sales and marketing	**542,172**	562,623	**1,063,850**	1,137,792
General and administrative expenses (including share-based compensation of $95,454, $89,385, $235,570 and $269,126, respecti	**3,830,513**	3,817,316	**7,741,333**	7,562,545
Goodiwll impairment	**-**	16,277,000	**-**	16,277,000
Depreciation and amortization	**263,684**	274,088	**529,527**	538,449
Total operating expenses	**4,636,369**	20,931,027	**9,334,710**	25,515,786
LOSS FROM OPERATIONS	**(726,732)**	(17,611,383)	**(1,615,133)**	(18,299,417)
OTHER INCOME (EXPENSE)				
Interest income	**9,245**	4,158	**11,441**	10,728
Interest expense	**(56,910)**	(62,826)	**(115,688)**	(126,347)
Other (expense) income, net	**(18,864)**	669,990	**(19,058)**	971,003
Total other income (expense), net	**(66,529)**	611,322	**(123,305)**	855,384
LOSS BEFORE INCOME TAX PROVISION (BENEFIT)	**(793,261)**	(17,000,061)	**(1,738,438)**	(17,444,033)
INCOME TAX PROVISION (BENEFIT)	**48,812**	(3,240,852)	**55,114**	(3,291,927)
NET LOSS	**$ (842,073)**	$ (13,759,209)	**$ (1,793,552)**	$ (14,152,106)
EARNINGS PER SHARE, BASIC AND DILUTED	**$ (0.10)**	$ (1.58)	**$ (0.20)**	$ (1.62)
WEIGHTED-AVERAGE SHARES OUTSTANDING, BASIC AND DILUTEC	**8,794,704**	8,696,111	**8,767,163**	8,739,043